13G

CUSIP No. 49803L 10 9

Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

Dated: February 12, 2015

Pontifax Management 2 G.P. (2007) Ltd.

By:	Ran Nussbaum
Its:	Managing Partner

By:	/s/ Ran Nussbaum

Pontifax Management II L.P.

By:	Ran Nussbaum
Its:	Managing Partner

By:	/s/ Ran Nussbaum

Pontifax (Cayman) II, L.P.

By:	Ran Nussbaum
Its:	Managing Partner

By:	/s/ Ran Nussbaum

Pontifax (Israel) II, L.P. and

By:	Ran Nussbaum
Its:	Managing Partner

By:	/s/ Ran Nussbaum

Pontifax (Israel) II—Individual Investors, L.P.

By:	Ran Nussbaum
Its:	Managing Partner

By:	/s/ Ran Nussbaum

/s/ Ran Nussbaum
Ran Nussbaum